                                                                      EXHIBIT 23

                                     [LETTERHEAD]


INDEPENDENT AUDITORS' CONSENT
-----------------------------


We consent to the incorporation by reference in Registration Statement Nos. 33-65088 and 333-10561 of John Deere Capital Corporation on Form S-3 of our report dated November 26, 1996, appearing in this Annual Report on Form 10-K of John Deere Capital Corporation for the year ended October 31, 1996, and to the reference to us under the heading "Experts" in the Prospectuses, which are part of such Registration Statements.



/s/ DELOITTE & TOUCHE LLP


January 15, 1997



                                          47